Exhibit 99.2

Q3 2021 Earnings Call November 8, 2021

Legal Disclaimer

This presentation contains forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical facts contained in this presentation, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Forward-looking statements contained in this presentation include, but are not limited to, statements about: (i) the potential impact of the COVID-19 pandemic on our business and results of operations; (ii) competition from other wind blade and wind blade turbine manufacturers; (iii) our ability to procure adequate supplies of raw materials and components in a cost-effective manner to fulfill our volume commitments to our customers; (iv) the discovery of defects in our products and our ability to estimate the future cost of warranty campaigns; (v) growth of the wind energy and electric vehicle markets and our addressable markets for our products and services; (vi) the potential impact of the increasing prevalence of auction-based tenders in the wind energy market and increased competition from solar energy on our gross margins and overall financial performance; (vii) our future financial performance, including our net sales, cost of goods sold, gross profit or gross margin, operating expenses, ability to generate positive cash flow, and ability to achieve or maintain profitability; (viii) changes in domestic or international government or regulatory policy, including without limitation, changes in trade policy and a potential extension of the Production Tax Credit in the United States; (ix) the sufficiency of our cash and cash equivalents and our ability to raise additional capital to meet our liquidity needs; (x) our ability to attract and retain customers for our products, and to optimize product pricing; (xi) our ability to effectively manage our growth strategy and future expenses, including our startup and transition costs; (xii) our ability to successfully expand in our existing wind energy markets and into new international wind energy markets, including our ability to expand our field service inspection and repair services business and manufacture wind blades for offshore wind energy projects; (xiii) our ability to successfully open new manufacturing facilities, take over existing facilities of our customers and expand our existing facilities on time and on budget; (xiv) the impact of the accelerated pace of new product and wind blade model introductions on our business and our results of operations; (xv) our ability to successfully expand our transportation business and execute upon our strategy of entering new markets outside of wind energy; (xvi) worldwide economic conditions and their impact on customer demand; (xvii) our ability to maintain, protect and enhance our intellectual property; (xviii) our ability to comply with existing, modified or new laws and regulations applying to our business, including the imposition of new taxes, duties or similar assessments on our products; (xix) the attraction and retention of qualified employees and key personnel; (xx) our ability to maintain good working relationships with our employees, and avoid labor disruptions, strikes and other disputes with labor unions that represent certain of our employees; and (xxi) the potential impact of one or more of our customers becoming bankrupt or insolvent, or experiencing other financial problems.

These forward-looking statements are only predictions. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to materially differ from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events. Further information on the factors, risks and uncertainties that could affect our financial results and the forward-looking statements in this presentation are included in our filings with the Securities and Exchange Commission and will be included in subsequent periodic and current reports we make with the Securities and Exchange Commission from time to time, including in our Annual Report on Form 10-K for the year ended December 31, 2020.

The forward-looking statements in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to update any forward-looking statement to reflect events or developments after the date on which the statement is made or to reflect the occurrence of unanticipated events except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date after the date of this presentation. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

This presentation includes unaudited non-GAAP financial measures including EBITDA, adjusted EBITDA, net cash (debt) and free cash flow. We define EBITDA as net income (loss) plus interest expense (including losses on the extinguishment of debt and net of interest income), income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA plus any share-based compensation expense, any foreign currency income or losses, any gains or losses on the sale of assets and asset impairments and any restructuring charges. We define net cash (debt) as total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. We define free cash flow as net cash flow from operating activities less capital expenditures. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See the Appendix for the reconciliations of certain non-GAAP financial measures to the comparable GAAP measures.

This presentation also contains estimates and other information concerning our industry that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information.

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Q3 2021 Earnings Call November 8, 2021 Agenda 3 • Q3 2021 Highlights and Operations/Market Overview • Q3 2021 Financial Highlights and 2021 Guidance • Overview of Investment by Oaktree • Q&A • Wrap Up • Appendix – Non - GAAP Financial Information

November 8, 2021 Q3 2021 Highlights and Operations/Market Overview

Q3 2021 Earnings Call November 8, 2021 • Added three dedicated lines under contract with Vestas in Yangzhou, China in 2022 • Extended two dedicated lines with Nordex in Turkey through 2022 • Added potential revenue of ~$150 million as a result of the Vestas and Nordex deals • Strategic commitment by Oaktree of $400 million with $200 million potential follow - on investment • Operating results and year - over - year comparisons to 2020: – Net sales were up 1.2% to $479.6 million for the quarter – Net loss for the quarter was $30.7 million – Adjusted EBITDA for the quarter was $0.2 million Q3 2021 Highlights 5 Net Sales and Adjusted EBITDA ($ in millions) Est. MW 3,571 3,395 $474.1 $479.6 $0 $250 $500 3Q20 3Q21 Net Sales $49.1 $0.2 $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 $55 3Q20 3Q21 Adjusted EBITDA

Business Update

Global Operations

- Added $150 million in future potential revenue from a contract with Vestas and an extension on a two-line contract with Nordex
- Transitioning operations at the former Nordex facility in Matamoros, Mexico has been challenging and taken more time than originally expected, including as a result of replacing the plant's previous management team
- Deploying an innovative blade at TPI's Juarez facility has been more challenging than expected, including as a result of delays in receipt of customer-supplied equipment and raw materials, although volumes are expected to return to full production during 2022
- TPI's Yangzhou facility was shut down for three weeks due to a small COVID outbreak in the area, resulting in ten fewer sets during the quarter, although increased production in Q4 is expected to make up for this shortfall
- Volumes at TPI's Iowa facility were reduced to minimize production risk associated with the suspension of production at the plant

Supply Chain Disruption

- Supply chain disruption and logistics challenges led to reduced production volumes, including nearly 80 sets below plan for the quarter and just over 150 sets for the full year
- Higher raw material and logistics costs imposed a ~$20 million impact in the quarter and ~$30 million for the full year

Services & Transportation

- TPI's pilot production program for a production passenger electric vehicle manufacturer has been extended, while another pilot program with the same OEM will kick off in Q4
- Service business to expected to grow 3X this year and double again next year

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Q3 2021 Earnings Call November 8, 2021 Wind Market Update 7 • Forecasts for global onshore wind deployments in 2021 – 2022 have deteriorated over the course of the year due to, among other things, delays caused by the potential PTC extension in the U.S., increased capital expenses for new - build wind and constrained global supply chains and logistics services • While 2021 and 2022 forecasts have declined over the course of the year, expected deployments in 2023 – 2025 have increased due to greater demand resulting from expected favorable U.S. policies (e.g., PTC extension, Build Back Better Plan, etc.), the global energy transition and expectations for supply chain stabilization • These forecasts do not include upside from contemplated clean energy goals which offer substantial incremental growth for wind 77,445 73,716 69,401 69,774 72,808 74,386 74,537 69,024 70,323 73,666 73,804 72,628 71,769 70,822 75,146 50,000 55,000 60,000 65,000 70,000 75,000 80,000 MW 2021E 2022E 2023E 2024E 2025E 1Q 2021 2Q 2021 3Q 2021 Source: Wood Mackenzie, 1Q – 3Q 2021 Global Wind Power Market Outlook Update. Global Onshore Wind Forecast Evolution (1Q – 3Q 2021) 2021 – 2022 aggregate deployment forecasts down ~4,730 MW 2023 – 2025 total deployment forecasts increase by ~5,755 MW (MW) 1Q 2021 2Q 2021 3Q 2021 Change from 1Q to 3Q 2021 – 2022 151,161 148,922 146,431 (4,730) 2023 – 2025 211,983 213,014 217,737 5,754 Total 363,144 361,936 364,168 1,024

Q3 2021 Earnings Call November 8, 2021 Drivers Accelerating the Global Energy Transition 8 Regulatory  Expanding clean energy policies  Countries around the world have announced carbon emission reduction targets, including:  The U.S. target to transition to carbon free electricity by 2035  The European Union’s 2030 climate target  India’s 2030 climate objectives  China’s goal to reach carbon neutrality by 2060  Increased regulatory support promulgated by the Biden administration, including the Infrastructure and Build Back Better bill s a nd the U.S. Wind Production Tax Credit extension  Potential carbon pricing Economic  Declining prices of renewable energy  Technology improvements, including batteries, hydrogen, electric vehicles, and the trend towards electrification  Retirement of fossil fuel generation  Economic growth  Pandemic recovery Investor - driven  Greater emphasis on ESG considerations  Climate change risk  Sustainability disclosures and reporting Social  Greater social adoption of environmentally conscious products and services  Political pressure  Consumer choice  Population growth and urbanization

Q3 2021 Earnings Call November 8, 2021 Existing Contracts Provide for ~$3.9 Billion in Potential Revenue through 2024 9 Long - term Supply Agreements (1) Long - term supply agreements provide for estimated minimum aggregate volume commitments from our customers of approximately $ 2.5 billion and encourage our customers to purchase additional volume up to, in the aggregate, an estimated total potential revenue of approximately $3.9 billion through the end of 202 4 Note: Our contracts with certain of our customers are subject to termination or reduction on short notice, generally with substantial penalties, and contain l iqu idated damages provisions, which may require us to make unanticipated payments to our customers or our customers to make payments to us. (1) As of November 8, 2021. The chart depicts the term of the longest contract in each location . 2021 2022 2023 2024 China India Mexico Turkey U.S.

November 8, 2021 Q3 2021 Financial Highlights and 2021 Guidance

Q3 2021 Financial Highlights
(unaudited)

Key Statement of Operations Data	Three Months Ended September 30,		Change
(in thousands, except per share data)	2021	2020	%
Net sales	$ 479,599	$ 474,113	1.2%
Cost of sales	$ 472,188	$ 425,064	11.1%
Startup and transition costs	$ 14,541	$ 8,576	69.6%
Total cost of goods sold	$ 486,729	$ 433,640	12.2%
Gross profit (loss)	$ (7,130)	$ 40,473	-117.6%
General and administrative expenses	$ 8,185	$ 9,263	-11.6%
Foreign currency income (loss)	$ 3,958	$ (17,127)	123.1%
Income tax benefit (provision)	$ (8,248)	$ 32,338	-125.5%
Net income (loss)	$ (30,677)	$ 42,382	-172.4%
Weighted-average common shares outstanding (diluted)	37,052	37,423	
Net income (loss) per common share (diluted)	$ (0.83)	$ 1.13	
Non-GAAP Metric			
Adjusted EBITDA [(1)] (in thousands)	$ 179	$ 49,131	-99.6%
Adjusted EBITDA Margin	*0.0%*	*10.4%*	*-1040 bps*
Key Performance Indicators (KPIs)			
Sets produced	830	1,037	(207)
Estimated megawatts	3,395	3,571	*(176)*
Utilization	76%	93%	*-1700 bps*
Dedicated wind blade manufacturing lines	54	55	*1 line*
Wind blade manufacturing lines installed	54	54	*0 lines*

(1) See Appendix for reconciliations of non-GAAP financial data.

Key Highlights

- Net sales of wind blades were flat
- Utilization of 76% compared to 93%
- 20% decrease in the number of wind blades produced year over year
- 19% increase in the average selling price per blade

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Q3 2021 Earnings Call November 8, 2021 Q3 2021 Financial Highlights – Continued (unaudited) 12 Key Highlights • Cash conversion cycle impacted by operational performance • $30 million net debt increase in the quarter • Focus on reducing capital expenditures (1) See Appendix for reconciliations of non - GAAP financial data. Key Balance Sheet Data September 30, December 31, (in thousands) 2021 2020 Cash and cash equivalents $ 119,005 $ 129,857 Accounts receivable $ 178,104 $ 132,768 Contract assets $ 244,774 $ 216,928 Operating lease right of use assets $ 146,794 $ 158,827 Total operating lease liabilities - current and noncurrent $ 172,681 $ 182,024 Accounts payable and accrued expenses $ 346,272 $ 295,992 Total debt - current and noncurrent, net $ 262,129 $ 216,867 Net debt (1) $ (143,833) $ (88,061) Key Cash Flow Data (in thousands) 2021 2020 Net cash provided by (used in) operating activities $ (24,986) $ 60,870 Capital expenditures $ 3,079 $ 11,398 Free cash flow (1) $ (28,065) $ 49,472 Three Months Ended September 30,

Q3 2021 Earnings Call November 8, 2021 2021 Guidance (1) 13 (1) These numbers could be significantly impacted by COVID - 19. (2) See Appendix for reconciliations of non - GAAP financial data. Previous Updated Net Sales $1.75 billion to $1.80 billion $1.72 billion to $1.74 billion Adjusted EBITDA (2) $70 million to $85 million $30 million to $40 million Dedicated Manufacturing Lines 54 Unchanged Wind Blade Set Capacity 4,260 Unchanged  Utilization % Approximately 80% Approximately 76% Average Selling Price per Blade $165,000 to $170,000 Approximately $165,000 Non - Blade Sales $115 million to $125 million $120 million to $125 million Capital Expenditures Unchanged $40 million to $45 million Startup Costs $11 million to $13 million $17 million to $20 million Restructuring Costs $15 million to $22 million Approximately $30 million

November 8, 2021 Q3 2021 Earnings Call 2021 Adjusted EBITDA Guidance Evolution Since Q2 2021 Earnings Results ($ in millions) 14 Production shortfalls, higher startup costs and higher raw material costs related to takeover of Matamoros, Mexico facility for Nordex 1 Delayed and slower ramp of production of new innovative blade. Plant has now resumed production 2 Changes in revenue recognition as a result of percent of completion accounting treatment for long - term contracts under U.S. GAAP 3 1 2 3

November 8, 2021 Overview of Investment by Oaktree

November 8, 2021 Q3 2021 Earnings Call Overview of Investment by Oaktree 16 Oaktree Transaction Summary • On November 8, TPI entered into an agreement to sell $350 million of Series A preferred stock to funds managed by Oaktree Cap ita l Management • TPI may elect at its option to sell an additional $50 million of Series A preferred stock to Oaktree at TPI's discretion with in two years following the initial issuance • TPI will issue to Oaktree a warrant to purchase approximately 4.7 million shares of TPI common stock at an exercise price of $0. 01 per share • Oaktree is an experienced investor with a successful track record of investing across the energy value chain • Series A preferred stock will be entitled to a 11% annual dividend, which may be payable in kind during the first two years • Proceeds received by TPI will be used to: - Repay all amounts outstanding under the revolving credit facility; and - General corporate purposes • Subject to mutual agreement, Oaktree may provide an additional amount up to $200 million for follow - on capital

November 8, 2021 Q3 2021 Earnings Call Overview of Investment by Oaktree (cont’d) 17 Significantly Improves Balance Sheet Position • Reduces net debt / EBITDA from 2.98x to (1.68x) as of September 30, 2021 Enhanced Liquidity and Flexibility to Manage Business Through Near - term Industry Headwinds • Increases liquidity from $134.5 million to $250.8 million, including optional $50 million tranche to provide flexibility to manage business through near term headwinds “Dry Powder” to Opportunistically Pursue Inorganic Growth • Available liquidity and access to an additional $200 million of capital from Oaktree provides flexibility to pursue strategic opportunities that may become available during ongoing dislocation in the industry Provides Investment Thesis Validation from a Respected Investor • Investment by Oaktree, a seasoned and highly successful investor in the energy value chain, is a strong endorsement of TPI’s strategy and growth prospects Opportunity to Leverage Expertise of a Leader in Renewables • Opportunity to leverage Oaktree’s relationships, resources and expertise

November 8, 2021 Q3 2021 Earnings Call Overview of Oaktree Investment 18 Key Terms of the Oaktree Investment • Security : Series A Preferred Stock • Amount : $400 million - Initial tranche of $350 million that is expected to close in late November 2021 • TPI also may elect at its option to require Oaktree to purchase an additional $50 million of Series A Preferred Stock upon the same terms and conditions as the initial issuance of the Series A Preferred Stock during the two - year period following the closing of the initial issuance • Follow - on Amount : Up to $200 million available, subject to mutual agreement • Dividend : 11% per annum - Payable in - kind (PIK) or in cash for the first two years at TPI’s election, thereafter full cash dividend - The dividend rate increases by 200 bps beginning on the 5 th anniversary (or sooner, under certain events of non - compliance), subject to a cap • Warrants : 4.7 million warrants with a five - year term, issued at a per - share exercise price of $0.01 per share • Board Representation : Oaktree has the right to nominate one director to the Board in connection with the transaction

Sources & Uses and Pro Forma Capitalization

($ in millions)

Transaction Sources[1]	
Perpetual Preferred Equity (Day 1)	$350.0
Total Sources	**$350.0**

Transaction Uses	
Working Capital Needs[2]	$72.0
Revolving Credit Facility Paydown	181.2
Cash on Balance Sheet	81.8
Fees and Expenses	15.0
Total Uses	**$350.0**

Pro Forma Capitalization

	Status Quo 9/30/2021	Pro Forma 9/30/2021
Short-term Debt	$70.4	$70.4
Revolving Credit Facility	181.2	0.0
Other Long-term Debt	10.5	10.5
Total Debt[3]	$262.1	$80.9
Global Cash Availability	$119.0[4]	$200.8
Unrestricted Cash for Leverage Calculation[5]	50.0	200.8
Select Financials and Credit Statistics		
Total Debt	$262.1	$80.9
Unrestricted Cash for Leverage Calculation[5]	50.0	200.8
Net Debt	212.1	(119.9)
LTM Adjusted EBITDA[6]	71.3	71.3
Net Debt / EBITDA	2.98x	(1.68x)
Available Liquidity	$134.5[7]	$250.8[8]

(1) Transaction sources do not reflect follow-on $200 million commitment (i.e., total commitment of $600 million, less $350 million of Day 1 draw and additional $50 million of capital immediately available).
(2) Includes minimum cash for working capital of $47 million plus an additional working capital cushion of $25 million.
(3) Assumes ~$8 million of LCs outstanding not included in total debt calculation for covenant purposes.
(4) Includes domestic cash of ~$70 million, cash in various deposit accounts outside of the U.S. and short term deposits in interest bearing accounts in China.
(5) Reflects allowable unrestricted domestic cash balance, capped at $50 million, available to offset total indebtedness for computation of leverage under status quo scenario with revolving credit facility in place. On a pro forma basis, global cash is utilized for leverage calculations in the absence of a revolving credit facility.
(6) Assumes ASC 606-affected EBITDA and a $15 million cap on EBITDA adjustments for restructuring charges.
(7) Includes $119 million of cash on the balance sheet and ~$16 million of revolving credit facility availability (i.e., $205 million revolver capacity pursuant to current Credit Agreement, less $181 million drawn amount and $8 million of LCs outstanding).
(8) Includes $201 million of cash on the balance sheet (not inclusive of the amount necessary for working capital needs) and additional $50 million of capital immediately available from Oaktree

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November 8, 2021 Q&A

November 8, 2021 Wrap Up

Q3 2021 Earnings Call November 8, 2021 Wrap Up 22 • Our priority is the health and safety of our associates and their families. • Work closely with our customers to determine the optimal footprint and capacity, both near term and long term, to support our profitable growth. • Grow service business into meaningful contributor to earnings. • Invest in transportation business in 2022 to reach profitability in 2023. • Manage business through near - term challenges facing the industry and today’s financing announcement with Oaktree highlight our efforts to best position TPI to capitalize on long - term energy transition trends and opportunities.

November 8, 2021 Appendix – Non - GAAP Financial Information This presentation includes unaudited non - GAAP financial measures including EBITDA, adjusted EBITDA, net cash (debt) and free cash flow. We define EBITDA as net income (loss) plus interest expense (including losses on the extinguishment of debt and net of interest income), income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA plus any share - based compensation expense, any foreign currency income or losses, any gains or losses on the sale of assets and asset impairments and any restructuring charges. We define net cash (debt) as total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. We define free cash flow as net cash flow from operating activities less capital expenditures. We present non - GAAP measures when we believe that the additional information is useful and meaningful to investors. Non - GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non - GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See below for a reconciliation of certain non - GAAP financial measures to the comparable GAAP measures.

Q3 2021 Earnings Call November 8, 2021 EBITDA and adjusted EBITDA are reconciled as follows: Net debt is reconciled as follows: Free cash flow is reconciled as follows: Non - GAAP Reconciliations (unaudited) 24 September 30, December 31, (in thousands) 2021 2020 Cash and cash equivalents 119,005$ 129,857$ Less total debt, net of debt issuance costs (262,129) (216,867) Less debt issuance costs (709) (1,051) Net debt (143,833)$ (88,061)$ (in thousands) 2021 2020 Net cash provided by (used in) operating activities (24,986)$ 60,870$ Less capital expenditures (3,079) (11,398) Free cash flow (28,065)$ 49,472$ Three Months Ended September 30, (in thousands) 2021 2020 Net income (loss) (30,677)$ 42,382$ Adjustments: Depreciation and amortization 13,289 14,031 Interest expense, net 2,662 3,093 Income tax provision (benefit) 8,248 (32,338) EBITDA (6,478) 27,168 Share-based compensation expense 1,943 2,631 Foreign currency loss (income) (3,958) 17,127 Loss on sale of assets and asset impairments 7,250 2,160 Restructuring charges, net 1,422 45 Adjusted EBITDA 179$ 49,131$ Three Months Ended September 30,

Q3 2021 Earnings Call November 8, 2021 Non - GAAP Reconciliations (continued) (unaudited) A reconciliation of the low - end and high - end ranges of projected net loss to projected EBITDA and projected adjusted EBITDA for the full year 2021 is as follows: 25 (in thousands) Low-End High-End Projected net loss (155,000)$ (148,500)$ Adjustments: Projected depreciation and amortization 51,000 51,000 Projected interest expense, net 10,000 10,000 Projected income tax provision 69,000 70,000 Projected EBITDA (25,000) (17,500) Projected share-based compensation expense 9,000 9,750 Projected foreign currency loss 6,000 6,250 Projected loss on sale of assets and asset impairments 10,000 11,500 Projected restructuring charges 30,000 30,000 Projected Adjusted EBITDA 30,000$ 40,000$ (1) All figures presented are projected estimates for the full year ending December 31, 2021. Full Year 2021 Guidance Range (1)